Form N-SAR
For period ended 10/31/97
File Number 811-4656


	This report is signed on behalf of the Registrant in the City of Morristown and State of New Jersey on the 18th day of December, 1997.

				Bancroft Convertible Fund, Inc.
				Name of Registrant



				By:	/s/ Gary I. Levine
					Gary I. Levine
					Treasurer



				Witness:/s/ Thomas H. Dinsmore
					Thomas H. Dinsmore
					Chairman